Exhibit 10.100

FIRST AMENDMENT TO PURCHASE AND SALE CONTRACT

            This First Amendment to Purchase and Sale Contract (this “Amendment”) is made as of April 22, 2011, between CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP (“Seller”) and THE EZRALOW COMPANY, LLC (“Purchaser”).

W I T N E S S E T H:

            WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Contract, dated as of March 21, 2011 with respect to the sale of certain property described therein (the “Contract”); and

            WHEREAS, Seller and Purchaser desire to amend the Contract on the terms set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained, the sum of $10.00 and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Capitalized Terms.     Capitalized terms used in this Amendment shall have the meanings given to them in the Contract, except as expressly otherwise defined herein.

2.      Extension of the Feasibility Period.  The Feasibility Period (as defined in Section 3.1 of the Contract) is hereby extended to 5:00 p.m. (pacific time) on May 2, 2011.

3.      Right to Terminate.  Purchaser’s right to terminate under Section 3.2 of the Contract shall be strictly limited to Purchaser’s determination (in its sole discretion) of the following: (i) Purchaser’s ability to purchase that certain parking lot adjacent to the Property (the "Parking Lot") and (ii) the availability of all required governmental permits, authorizations, and approvals on conditions reasonably satisfactory to Purchaser regarding Purchaser’s intended use and development of the Parking Lot (collectively, the “Termination Event”).  Purchaser hereby acknowledges and agrees that (x) Purchaser has completed its due diligence investigations of the Property and accepts the Property (including, without limitation, the title, survey, physical and financial condition of the Property) as of the date of this Amendment in its current “as is”, “where is” condition, “with all faults”, and (y) except for the Termination Event, Purchaser's right to terminate under Section 3.2 of the Contract shall be permanently waived.

4.      Closing Date.  The first sentence of Section 5.1 of the Contract shall be deleted and replaced as follows:

“The Closing shall occur on May 26, 2011 (the "Closing Date") through an escrow with Escrow Agent, whereby Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means.”

5.      Miscellaneous.           This Amendment (a)  supersedes all prior oral or written communications and agreement between or among the parties with respect to the subject matter hereof, and (b) may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute a single instrument and may be delivered by facsimile transmission, and any such facsimile transmitted Amendment shall have the same force and effect, and be as binding, as if original signatures had been delivered.  As modified hereby, all the terms of the Contract are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year hereinabove written.

Seller:

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP, a Delaware limited partnership

By:  CONCAP EQUITIES, INC., Delaware corporation, its general partner

By:  /s/Trent A. Johnson

Name:  Trent A. Johnson

Title:  Vice President

Purchaser:

THE EZRALOW COMPANY, LLC,

A Delaware limited liability company

By:  /s/Gary Freedman

Name:  Gary Freedman

Title:  Executive Vice President